Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9
*CUSIP:        21988G247        Class     A-1
               21988GCN4        Class     A-2A
               21988GCP9        Class     A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2007.

INTEREST ACCOUNT
----------------


Balance as of          February 15, 2007.....                                                         $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Interest received upon redemption in full of                               $294,097.22
         securities on April 10, 2007.....
         Unscheduled Premium received upon redemption in full of securities                     $905,500.00
         on April 10, 2007.....

LESS:
         Distribution to Class A-1 Holders.....                                                -$257,812.50
         Distribution to Class A-2A Holders.....                                               -$914,931.90
         Distribution to Class A-2B Holders.....                                                -$26,852.82
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         April 10, 2007.....                                                             $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         February 15, 2007.....                                                          $0.00
         Scheduled Principal received on securities.....                                              $0.00
         Unscheduled Principal received upon redemption in full of securities on             $25,000,000.00
         April 10, 2007.....

LESS:
         Distribution to Class A-1 Holders.....                                             -$25,000,000.00
         Distribution to Class A-2A Holders.....                                                     -$0.00
         Distribution to Class A-2B Holders.....                                                     -$0.00
Balance as of         April 10, 2007.....                                                             $0.00

                  UNDERLYING SECURITIES HELD AS OF              April 10, 2007

         Principal
          Amount                            Title of Security
         ---------                          -----------------
            $0 CIT Capital Trust I, 7.70% Preferred Capital Securities due February 15, 2027
                           *CUSIP:        125563AC0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.